EXHIBIT 99(1)

CTG RESOURCES, INC.
DIVIDEND REINVESTMENT PLAN
REGISTRATION STATEMENT ON FORM S-3
Exhibit Index

Document Description
Item	Description
99(1)	Exhibit Index	Ex-99.1
5(1)	Opinion of Murtha Cullina LLP re: legality	Ex-5.1
23(1)	Consent of Murtha Cullina LLP (included in Exhibit 5(1)
23(2)	Consent of Arthur Andersen LLP	Ex-23.2
24	Powers of Attorney	Ex-24